                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                               TENDER OF WARRANTS
                                       OF
                       ENDO PHARMACEUTICALS HOLDINGS INC.
                                       TO
                       ENDO PHARMACEUTICALS HOLDINGS INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
            TIME, ON JANUARY 14, 2002, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Warrants (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date, which is midnight, New York City time, on January 14, 2002, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "The Offer -- Guaranteed Delivery" in the Offer to Purchase.

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

   By Overnight Courier and by
 Hand Delivery after 4:30 p.m. on
         Expiration Date:            By Hand Delivery to 4:30 p.m.:    By Registered or Certified Mail:
       The Bank of New York               The Bank of New York               The Bank of New York
 c/o United States Trust Company    c/o United States Trust Company    c/o United States Trust Company
           of New York                        of New York                        of New York
   30 Broad Street, 14th Floor          30 Broad Street, B-Level                 P.O. Box 112
     New York, NY 10004-2304             New York, NY 1004-2304             Bowling Green Station
                                                                           New York, NY 10274-0112

                               Telephone Number:

                                 (800) 548-6565

                               Facsimile Number:

                        (212) 422-0183 or (646) 458-8104

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Warrants to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Endo Pharmaceuticals Holdings Inc. (the "Company"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 5, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Class A Transferable Warrants (the "Class A Warrants") and the number of Class B Non-Transferable Warrants (the "Class B Warrants" and, collectively with the Class A Warrants, the "Warrants"), of the Company, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number and Class of Warrants Tendered:

------------------------ Class A Warrants

------------------------ Class B Warrants

Certificate No(s) (if available):

----------------------------------------------------------

----------------------------------------------------------

[ ] Check if securities will be tendered by book-entry transfer (for Class A
    Warrants only)

Name of Tendering Institution:

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Account No.:
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Dated:
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Name(s) of Record Holder(s)

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                      (please print)

Address(es):

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                                                 (Zip Code)
Area Code and Telephone No(s):

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Signature(s):

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a commercial bank, savings and loan association or brokerage house which is a participant in good standing in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either the certificates evidencing all tendered Warrants, in proper form for transfer, or to deliver Warrants pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm:
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Address:
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                                                (Zip Code)
Area Code and Telephone Number:

----------------------------------------------------------
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                 (Authorized Signature)
Title:
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Name:
----------------------------------------------------------
                  (Please Type or Print)

Dated:
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NOTE:  DO NOT SEND CERTIFICATES FOR WARRANTS WITH THIS NOTICE. CERTIFICATES FOR
       WARRANTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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